UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              Section 240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials




                           LSA VARIABLE SERIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                    IMPORTANT
                  YOUR VOTING INSTRUCTIONS ARE URGENTLY NEEDED

                         LSA EMERGING GROWTH EQUITY FUND


Dear Contract Owner:

We recently sent you proxy materials for your investments in the LSA Emerging Growth Equity Fund (the "Fund") a series of the LSA Variable Series Trust (the "Trust"), and have not yet received your voting instructions. If you have already sent in your voting instructions, please disregard this enclosure.

As indicated in the proxy materials we recently sent you, you are asked to provide voting instructions with respect to the proposed reorganization of the Fund into the Van Kampen Aggressive Growth Portfolio (the "Reorganization"). Your Fund's manager, LSA Asset Management LLC ("LSAAM") recommended and your Fund's Board of Trustees approved the Reorganization for the reasons set forth in the proxy materials, including the fact that the Fund is not expected to reach a size that will provide a reasonable expense ratio without subsidies from LSAAM. LSAAM recently provided the Board of Trustees with notice that it will discontinue its subsidy of the Fund effective April 30, 2004.

As you may recall, the Board of Trustees also approved proposed reorganizations with respect to the other ten series of the Trust. Based on voting instructions received to date, it is expected that these other reorganizations will be approved and will be effected on or about April 30, 2004 as proposed. Currently, the eleven series of the Trust share in paying certain Trust expenses, including, among others, custody, transfer agency, administrative, fund accounting, legal, auditors and trustees' fees. If the Reorganization is not approved and the other ten reorganizations are approved, the Fund alone would be responsible for bearing the Trust expenses that are currently borne by eleven series. In addition, as indicated above, LSAAM would no longer subsidize the Fund's expenses. As a result, we remind you that the Board of Trustees recommends that you provide voting instructions FOR the proposal.

YOUR VOTING INSTRUCTIONS ARE IMPORTANT! Please take a moment to sign the enclosed voting instruction form and return the form immediately if you have not done so already. For your convenience, we are enclosing a pre-paid postage envelope.

If you prefer, you may vote via the telephone or the Internet. Just have your voting instruction form at hand, call the toll-free number on the voting instruction form, or go to www.proxyweb.com. and follow the simple instructions that will be given.

Thank you for your cooperation.